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                                                                      EXHIBIT 23


                                ACCOUNTANTS' CONSENT


The Board of Directors
Sunrise Medical Inc.:

We consent to incorporation by reference in Registration Statement No. 333-44911 on Form S-4, Statement No. 33-88216 on Form S-8, Statement, No. 333-50047 on Form S-8, Statement No. 33-82842 on Form S-8 and Statement No. 33-39887 on Form S-8 of Sunrise Medical Inc. of our report dated August 19, 1998 relating to the consolidated balance sheets of Sunrise Medical Inc. and subsidiaries as of July 3, 1998 and June 27, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedule for each of the years in the three-year period ended July 3, 1998, which report appears in the July 3, 1998 annual report on Form 10-K of Sunrise Medical Inc.



                                       KPMG Peat Marwick LLP

Los Angeles, California
September 18, 1998



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